Exhibit 1.1

SEQUENOM, INC.

6,666,666 Shares of Common Stock, par value $0.001 per share

PLACEMENT AGENCY AGREEMENT

April 25, 2007

Lehman Brothers Inc.

Rodman & Renshaw, LLC

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sir or Madam:

Sequenom, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 6,666,666 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), to certain investors (collectively, the “Investors”). The Company desires to engage you as its placement agents (each a “Placement Agent” and, collectively, the “Placement Agents”) in connection with such issuance and sale. The Shares are more fully described in the Registration Statement (as hereinafter defined).

The Company hereby confirms as follows its agreements with the Placement Agents.

1. Agreement to Act as Placement Agents. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agents agree, severally and not jointly, to act as the Company’s exclusive placement agents in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Placement Agents shall use commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. The Company shall pay to the Placement Agents an aggregate amount equal to 7% of the proceeds received by the Company from the sale of the Shares (such aggregate amount to be divided between the Placement Agents as agreed) as set forth on the cover page of the Prospectus (as hereinafter defined). Lehman Brothers Inc., without the prior consent of the Company, may appoint any co-agents or sub-agents in connection with the issuance and sale of the Shares and may allocate any portion of such fee to such co-agents or sub-agents.

2. Delivery and Payment. At 10:00 a.m., New York City time, on April 27, 2007, or at such other time on such other date as may be agreed upon by the Company and the Placement Agents (such date is hereinafter referred to as the “Closing Date”), the Placement Agents shall cause the Investors to wire an amount equal to the price per share as shown on the cover page of the Prospectus (as hereinafter defined) for all of the Shares offered hereby to an account designated by the Company and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of The Depository Trust Company. The closing (the “Closing”) shall take place at the office of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104. All actions taken at the Closing shall be deemed to have occurred simultaneously.

3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agents that:

(a) A “shelf” registration statement on Form S-3 (File No. 333-140365) with respect to the Common Stock and certain other securities of the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. The Registration Statement meets the requirements of Rule 415(a)(1)(x) under the Act and complies in all materials respects with said rule. As used in this Agreement:

(i) “Applicable Time” means 7:00 a.m. (New York City time) on the date of this Agreement;

(ii) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, each as listed on Schedule 3 hereto;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Shares;

(v) “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, and the information set forth on Schedule 4 hereto;

(vi) “Prospectus” means the final prospectus relating to the Shares including any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vi) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated or deemed to be incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference.

(b) The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c) The Company was not at the time of the initial filing of the Registration Statement, has not been since the date of such filing, and will not be on the applicable Closing Date, an “ineligible issuer” (as defined in Rule 405 under the Act). The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Shares.

(d) The Registration Statement, at the time it became effective, as of the date hereof, and at the Closing Date conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Prospectus, as set forth in Section 8(b).

(g) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading.

(h) The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Pricing Disclosure Materials, as set forth in Section 8(b).

(i) Each Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Materials as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Issuer Free Writing Prospectus, as set forth in Section 8(b).

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agents. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k) The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (i) has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and (ii) is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary; except, in each case, where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole. Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered or made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(l) The Company’s only subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Schedule 1 to this Agreement. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of formation. Each Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not, individually or in the aggregate, have a material adverse effect on the business, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). All of the shares of issued capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, voting trust or other defect of title whatsoever.

(m) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as set forth in the Registration Statement, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus, the Company does not have outstanding any rights (other than stock options or other equity awards under the Company’s equity incentive and stock purchase plans) or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(n) The Company has full legal right, power and authority to enter into this Agreement and the proposed purchase agreements to be executed by each Investor and the Company, substantially in the form attached hereto as Exhibit A (the “Investor Purchase Agreements,” and together with this Agreement, the “Transaction Documents”) and perform the transactions contemplated hereby and thereby. The Transaction Documents have been authorized and validly executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o) The issuance and sale of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(p) The consolidated financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”). No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. All disclosures contained in the Registration Statement, the Pricing Disclosure Materials and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Pricing Disclosure Materials and the Prospectus.

(q) Ernst & Young LLP (the “Accountants”), who have reported on such consolidated financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Accounting Oversight Board. The consolidated financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(r) Except as set forth in the Registration Statement and the Prospectus, there is and has been no failure on the part of the Company, or to its knowledge after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”). Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company has taken all reasonable actions necessary to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(s) The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and

(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Form 10-K for the year ended December 31, 2006 (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the year ended December 31, 2006 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(t) Except as set forth in or otherwise contemplated by the most recent Preliminary Prospectus, since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the most recent Preliminary Prospectus and prior to Closing, (i) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, in the business, properties, management, consolidated financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”) and (ii) neither the Company nor any Subsidiary has sustained or will sustain any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

(u) Since the date as of which information is given in the most recent Preliminary Prospectus, neither the Company nor any Subsidiary has entered or will enter prior to the Closing into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur prior to the Closing any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole.

(v) The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all tangible personal property described in the Registration Statement or the Prospectus as being owned by them that are material to the businesses of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x) There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents (collectively, the “Actions”); to the Company’s knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act to be described in the Prospectus that are not so described.

(y) The Company and each Subsidiary has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or subject, except where such default would not have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder where such default would have a Material Adverse Effect. The Company and its Subsidiaries are not in violation of any provision of their respective organizational or governing documents.

(z) All consents, authorizations, approvals and orders required for the execution and delivery of the Transaction Documents have been obtained, except such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or the NASDAQ Global Market in connection with the distribution of the Shares by the Placement Agents.

(aa) Neither the execution of the Transaction Documents, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or its Subsidiaries is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company or any Subsidiary, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.

(bb) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(cc) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Placement Agents or the Investors was or will be, when made, inaccurate, untrue or incorrect in any material respect.

(dd) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(ee) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied.

(ff) The Common Stock is currently listed on the NASDAQ Global Market. Except as disclosed in the Registration Statement, the Company has not, in the 12 months preceding the date hereof, received notice from the NASDAQ Global Market to the effect that the Company is not in compliance with the listing or maintenance requirements. The Company has no reason of which it is currently aware to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(gg) The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(hh) The business and operations of the Company and each of its Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(ii) Except as disclosed in the Registration Statement, (i) the Company and each Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its respective business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or any Subsidiary for the products described in the Registration Statement that would preclude the Company or any Subsidiary from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or a Subsidiary; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of any Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims which would not reasonably be expected to have a Material Adverse Effect.

(jj) The Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it or any Subsidiary which could have a Material Adverse Effect.

(kk) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ll) The Company and each Subsidiary maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(mm) Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) Each officer and director of the Company listed on Schedule 2 hereto has delivered to the Placements Agent an agreement substantially in the form of Exhibit B -1 hereto. Each holder of five percent or more of any class of the Company’s securities listed on Schedule 2 hereto has delivered to the Placement Agents an agreement substantially in the form of Exhibit B-2 hereto.

(oo) The Company has delivered to the Placement Agents an agreement substantially in the form of Exhibit C.

(pp) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Placement Agents have consented.

(qq) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(rr) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which is required by the Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.

(ss) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(tt) Neither the Company nor its Subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or its Subsidiaries or the Placement Agents (or the Placement Agents’ co-agent or sub-agent, if any) for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(uu) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

4. Agreements of the Company. The Company covenants and agrees with the Placement Agents as follows:

(a) The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agents, pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agents promptly following such filing.

(b) The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have reasonably objected thereto in good faith.

(c) The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, but only during the period mentioned in Section 4(b); (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, but only during the period mentioned in Section 4(b); (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose or the threat thereof, but only during the period mentioned in Section 4(b); (4) of becoming aware of the occurrence of any event during the period mentioned in Section 4(b) that in the reasonable judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agents promptly of all such filings.

(d) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agents and, subject to Section 4(b) hereof, will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the

Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents.

(e) The Company will furnish, upon request, to the Placement Agents and its counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request.

(f) The Company will comply with all the undertakings contained in the Registration Statement.

(g) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agents and their counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agents may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(h) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(i) The Company will use its best efforts to ensure that the Shares are listed or quoted on the NASDAQ Global Market at the time of the Closing.

(j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

5. Agreements of the Placement Agents. Each Placement Agent severally agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Placement Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”). The Placement Agents also agree to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares, (4) the listing of the Common Stock on the NASDAQ Global Market, (5) any filings required to be made by the Placement Agents with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agents in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(g), including the reasonable fees, disbursements and other charges of counsel to the Placement Agents in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) fees, disbursements and other charges of counsel to the Company, and (8) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(f) of this Agreement. The Company shall reimburse the Placement Agents for all reasonable travel, legal and other out-of-pocket expenses in an aggregate amount not to exceed $75,000.

7. Conditions of the Obligations of the Placement Agents. The obligations of the Placement Agents hereunder are subject to the following conditions:

(a)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened, to the Company’s knowledge, or in writing by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof and prior to the Closing no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not object thereto in good faith.

(b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or material interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the reasonable judgment of the Placement Agents any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agents, would have a Material Adverse Effect.

(d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(e) The Placement Agents shall have received an opinion, dated the Closing Date of Cooley Godward Kronish LLP, as counsel to the Company, in form and substance reasonably satisfactory to the Placement Agents, with respect to the matters set forth in Exhibit D hereto.

(f) On the date hereof, the Accountants shall have furnished to the Placement Agents a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Placement Agents and in form and substance satisfactory to the Placement Agents, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Materials and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings. At the Closing Date, the Accountants shall have furnished to the Placement Agents a letter, dated the date of its delivery (the “Bring-Down Letter”), addressed to the Placement Agents and in form and substance satisfactory to the Placement Agents, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Materials and the Prospectus, as of a date not more than five days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(g) At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agents to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:

1.(A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

2. Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

3. Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.

5. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

(h) At the Closing Date, there shall be furnished to the Placement Agents a certificate, dated the date of its delivery, signed by the Secretary of the Company, in form and substance satisfactory to the Placement Agents.

(i) The Shares shall be qualified for sale in such states as the Placement Agents may reasonably request.

(j) The Company shall have furnished or caused to be furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the

Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

(k) The Placement Agents shall have received the letters referred to in Section 3(nn) and (oo) hereof substantially in the form of Exhibits B-1, B-2 and C.

8. Indemnification.

(a) The Company shall indemnify and hold harmless the Placement Agents, their respective directors, officers, employees and agents and each person, if any, who controls any of the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Placement Agents and (D) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application (as set forth in Section 8(b) below); and provided further, that such indemnity with respect to any Preliminary Prospectus, Issuer Free Writing Prospectus or any Permitted Issuer Information shall not inure to the benefit of the Placement Agents (or any person controlling any of the Placement Agents) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that the Placement Agents failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus, Issuer Free Writing Prospectus or any Permitted Issuer Information that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 4(d). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Placement Agents will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agents, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agents might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the name of the Placement Agents and the paragraph relating to placement agents’ fees and reimbursement of expenses appearing under the caption “Plan of Distribution” in the Prospectus constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The indemnifying party will not, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder, unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agents, the Company and the Placement Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agents such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agents hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agents on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Placement Agents shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

9. Termination.

(a) The obligations of the Placement Agents under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agents, without liability on the part of the Placement Agents to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agents (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the NASDAQ Global Market, (ii) trading in securities generally on the NASDAQ Global Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchange or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agents, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

(b) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agents, reimburse the Placement Agents for all out-of-pocket expenses incurred in connection herewith in an aggregate amount not to exceed $75,000.

10. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Shares or any other services the Placement Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agents: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Placement Agents, on the other, exists; (ii) the Placement Agents are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the offering price of the Shares, and such relationship between the Company, on the one hand, and the Placement Agents, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Placement Agents may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Placement Agents and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Placement Agents with respect to any breach of fiduciary duty in connection with this offering.

11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 3595 John Hopkins Court, San Diego, California 92121-1121, Attention: Chief Financial Officer, with copies to Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego CA 92121, Attention: Brad Peck, Esq., or (b) if to the Placement Agents, at the office of Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Keith Canton, with copies to Morrison & Foerster, LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attention: Anna T. Pinedo, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

12. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agents set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agents or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agents and any person or persons who control any of the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

14. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agents.

Very truly yours,

SEQUENOM, INC.

By:	/s/ Harry Stylli
Name:	HARRY STYLLI
Title:	PRESIDENT & CEO

Confirmed as of the date first above mentioned:

LEHMAN BROTHERS INC.

By:	/s/ Sean Fitzgerald
Name:	SEAN FITZGERALD
Title:	SENIOR VICE PRESIDENT

RODMAN & RENSHAW, LLC

By:	/s/ John Borer
Name:	JOHN BORER
Title:	CEO

SCHEDULE 1

SUBSIDIARIES

Sequenom – Gemini, Ltd.	England and Wales

Gemini Genomics, (UK) Ltd.	England and Wales

Gemini Genomics, Ltd.	England and Wales

Sequenom GmbH	Germany

Sequenom HK Limited	Hong Kong

SCHEDULE 2

LOCK UP AGREEMENTS

Charles R. Cantor, Ph.D.

Elizabeth Dragon, Ph.D.

Paul Hawran

Michael Monko

Larry Myres

Clarke Neumann, Esq.

Steven Owings

Karsten Schmidt

Harry Stylli, Ph.D.

Dereck Tatman

Ernst-Gunter Afting, Ph.D., M.D.

Patrick G. Enright

Harry F. Hixson, Jr., Ph.D.

Larry E. Lenig, Jr.

Ronald M. Lindsay

ComVest Investment Partners II LLC

LB I Group Inc.

Pequot Private Equity Fund IV, L.P.

Siemens Venture Capital GmbH

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectus dated April 24, 2007

SCHEDULE 4

TERM SHEET INFORMATION

Issuer:	Sequenom, Inc.

Security:	6,666,666 shares of common stock, par value $0.001 per share

Public Offering Price:	$3.00 per share.

Estimated Net Proceeds to Sequenom:	Approximately $18.4 million, after deducting placement agent fees and commissions and estimated offering expenses payable by us.

EXHIBIT A

FORM OF INVESTOR PURCHASE AGREEMENT

April 25, 2007

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121-1121

Ladies and Gentlemen:

The undersigned entities set forth on Schedule I hereto (each, an “Investor”), hereby confirm and agree with you as follows:

1. This Purchase Agreement (the “Agreement”) is made as the date hereof between Sequenom, Inc., a Delaware corporation (the “Company”), and each Investor that is a signatory to this Agreement.

2. The Company has authorized the sale and issuance of up to 6,666,666 shares of its common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), to certain investors (the “Offering”), as more fully described in that certain Placement Agency Agreement (the “Placement Agency Agreement”) dated the date hereof by and between the Company and Lehman Brothers Inc. and Rodman & Renshaw, LLC (the “Placement Agents”), a copy of which has been furnished to each Investor. All defined terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Placement Agency Agreement.

3. Subject to execution by the Company and the Placement Agents of the Placement Agency Agreement and delivery of the free writing prospectus dated the date hereof and the base prospectus relating to the Shares, the Company and each Investor agree that each Investor will purchase from the Company and the Company will issue and sell to each Investor the number of shares of Common Stock set forth opposite such Investor’s name on Schedule I hereto, at a purchase price of $3.00 per share, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Each Investor acknowledges that the Offering is not being underwritten by the Placement Agents and that there is no minimum offering amount. Shares will be credited to each Investor using customary book-entry procedures.

4. Each Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) except as set forth on Schedule II hereto, neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it is not a, and it has no direct or indirect affiliation or association with any, NASD member as of the date hereof.

5. Each Investor confirms that it has had full access to all filings made by the Company with the Securities and Exchange Commission, including the registration statement and base prospectus relating to the Shares, and that it was able to read, review, download and print each such filing.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Name of Investor:

By:

Name:

Title:

SEQUENOM, INC.

By:

Name:	PAUL HAWRAN

Title:	CHIEF FINANCIAL OFFICER

SCHEDULE I

SCHEDULE OF INVESTORS

Name of Investor:

Name of Individual Representing Investor:

Title of Individual Representing Investor:

Address:

Telephone:

Telecopier:

Number to Be Purchased	Price Per Share In Dollars	Aggregate Price
	$3.00	$

SCHEDULE II

SCHEDULE OF BENEFICIAL OWNERSHIP

Please provide the number of securities of Sequenom, Inc. that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those securities purchased or acquired by you or your organization through other transactions and provide the number of securities that you have or your organization has the right to acquire within 60 days of Closing:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Agreement to Sell and Purchase the Shares; Subscription Date.

1.1 Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2 below), the Company will sell to each Investor, and each Investor will purchase from the Company, the number of shares of Common Stock set forth on Schedule I of this Agreement at the purchase price set forth therein.

1.2 The Company may enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. (Each Investor and the Other Investors hereinafter collectively are referred to as the “Investors,” and this Agreement and the agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements”). The Company may accept or reject any one or more Agreements in its sole discretion.

2. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall take place as provided in Section 2 of the Placement Agency Agreement.

The Company’s obligation to issue and sell the Shares to each Investor shall be subject to the accuracy of the representations and warranties made by each Investor and the fulfillment of those undertakings of each Investor to be fulfilled prior to the Closing.

Each Investor’s obligation to purchase the Shares shall be subject to the condition that the Placement Agents shall not have (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each Investor, as follows:

3.1 The Company acknowledges and agrees that each Investor may rely on the representations, warranties, covenants and agreements made by it to the Placement Agents in Section 3 of the Placement Agency Agreement to the same extent as if such representations, warranties, covenants and agreements had been incorporated in full herein and made directly to the Investor.

3.2 This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

4. Representations, Warranties and Covenants of each Investor.

4.1 Each Investor represents and warrants that it has received the Company’s base prospectus relating to the Shares and the free writing prospectus dated the date hereof.

4.2 Each Investor further represents and warrants to, and covenants with, the Company that (i) such Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

4.3 Each Investor represents and warrants to, and covenants with, the Company that: (i) each Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares; and (ii) each Investor has, in connection with its decision to purchase the number of Shares set forth on Schedule I to the Agreement, relied solely upon the registration statement, the prospectus, the free writing prospectus dated the date hereof and any amendments or supplements thereto and has not relied upon any information provided by Lehman Brothers Inc. or Rodman & Renshaw, LLC in their capacities as Placement Agents for the Company.

4.4 Each Investor understands that nothing in the registration statement, the prospectus, the free writing prospectus dated the date hereof and any amendments or supplements thereto, this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5 From and after obtaining knowledge of the sale of the Shares contemplated hereby, such Investor has not taken, and prior to the public announcement of the transaction such Investor shall not take, any action that has caused or will cause such Investor to have, directly or indirectly, sold or agreed to sell any Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock, whether or not, directly or indirectly, in order to hedge its position in the Shares.

5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Investor herein shall survive the execution of this Agreement, the delivery to such Investor of the Shares being purchased and the payment therefor.

6. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows: (a) if to the Company, then as provided in Section 11 of the Placement Agency Agreement; and (b) if to an Investor, at its address on Schedule I hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Investor.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

11. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be as effective as original signatures.

EXHIBIT B-1

FORM OF LOCK-UP AGREEMENT (OFFICERS AND DIRECTORS)

April 25, 2007

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Rodman & Renshaw, LLC

1270 Avenue of the Americas

16th Floor

New York, NY, 10020

Ladies and Gentlemen:

The undersigned understands that you, as Placement Agents, propose to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with Sequenom, Inc., a Delaware corporation (the “Company”), providing for an offering (the “Offering”) of shares of the Company’s Common Stock. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the foregoing, and in order to induce you to act as Placement Agents in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, during the period beginning on the date hereof and ending on the date which is 90 days after the date of the final prospectus supplement relating to the Offering, (1) offer for sale, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts to any charitable organization, (ii) as a bona fide gift or gifts to any other entity or person, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iv) with the prior written consent of Lehman Brothers Inc., or (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plans, including any exercise effected by the delivery or sale of shares of Common Stock of the Company held by the undersigned. Notwithstanding the foregoing, nothing contained in this letter agreement shall prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provided that the undersigned shall not engage in any transaction under such trading plan until the termination of the restrictions imposed by this letter agreement. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the above, to the extent you are at such time providing research coverage to the Company and subject to the restrictions set forth in NASD Rule 2711(f)(4), then, if (1) during the last 17 days of the lock-up period, (A) the Company issues an earnings release or (B) material news or a material event relating to the Company occurs; or (2) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period following the last day of the lock-up period, then the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless Lehman Brothers Inc. or Rodman & Renshaw, LLC, as applicable, waives, in writing, such extension.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Offering does not occur or is terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement. In addition, this letter agreement shall terminate if the offering has not closed on or before June 30, 2007.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF OFFICER OR DIRECTOR]

By:
Title:

Accepted as of the date first set forth above:

LEHMAN BROTHERS INC.

By:
Name:
Title:

EXHIBIT B-2

FORM OF LOCK-UP AGREEMENT (5% AND GREATER SECURITYHOLDERS)

April 25, 2007

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Rodman & Renshaw, LLC

1270 Avenue of the Americas

16th Floor

New York, NY, 10020

Ladies and Gentlemen:

The undersigned understands that you, as Placement Agents, propose to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with Sequenom, Inc., a Delaware corporation (the “Company”), providing for an offering (the “Offering”) of shares of the Company’s Common Stock. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the foregoing, and in order to induce you to act as Placement Agents in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, during the period beginning on the date hereof and ending on the date which is 45 days after the date of the final prospectus supplement relating to the Offering, (1) offer for sale, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the Offering, (b) transfers (i) as a bona fide gift or gifts to any charitable organization, (ii) as a bona fide gift or gifts to any other entity or person, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, provided that such limited partner or stockholder agrees to be bound in writing by the restrictions set forth herein, or (v) with the prior written consent of Lehman Brothers Inc., or (c) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plans, including any exercise effected by the delivery or sale of shares of Common Stock of the Company held by the undersigned. Notwithstanding the foregoing, nothing contained in this letter agreement shall prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provided that the undersigned shall not engage in any transaction under such trading plan until the termination of the restrictions imposed by this letter agreement. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Notwithstanding the above, to the extent you are at such time providing research coverage to the Company and subject to the restrictions set forth in NASD Rule 2711(f)(4), then, if (1) during the last 17 days of the lock-up period, (A) the Company issues an earnings release or (B) material news or a material event relating to the Company occurs; or (2) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period following the last day of the lock-up period, then the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless Lehman Brothers Inc. or Rodman & Renshaw, LLC, as applicable, waives, in writing, such extension.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that (a) if the Offering does not occur or is terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement, (b) this letter agreement shall not become effective unless all directors, executive officers and 5% Owners (as defined below) become subject to the restrictions set forth herein, and (c) to the extent that any directors, executive officers or 5% Owners are released from the restrictions set forth herein, the undersigned will be released from the restrictions set forth herein with respect to a pro rata portion of its shares of the Company’s Common Stock that are otherwise subject to such restrictions. For the purposes of this paragraph “5% Owners” shall mean each holder of the Company’s Common Stock beneficially owning 5% or more of the outstanding Common Stock of the Company. In addition, this letter agreement shall terminate if the offering has not closed on or before June 30, 2007.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[Insert name of 5% Stockholder]

By:
Title:

Accepted as of the date first set forth above:

LEHMAN BROTHERS INC.

By:
Name:
Title:

EXHIBIT C

FORM OF COMPANY LOCK-UP AGREEMENT

April 25, 2007

Lehman Brothers Inc.

Rodman & Renshaw, LLC

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Reference is made to the Placement Agency Agreement (the “Placement Agency Agreement”), which will be executed by and between Sequenom, Inc., a Delaware corporation (the “Company”), and Lehman Brothers Inc. and Rodman & Renshaw, LLC (the “Placement Agents”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the Placement Agency Agreement, the undersigned hereby agrees not to, without the prior written consent of the Placement Agents, offer, sell or otherwise dispose of any shares, directly or indirectly, of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), owned by the undersigned during the period beginning on the date hereof and ending on the date which is 90 days after the date of the final prospectus supplement relating to the Offering, except with respect to the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding under any employee benefit or purchase plans described or incorporated by reference in the Registration Statement or Prospectus.

Notwithstanding the foregoing, the restrictions set forth in this letter agreement shall not apply to (a) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date of this letter agreement and disclosed to the Placement Agents or its counsel prior to the Closing; (ii) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company; (iii) securities issued in connection with a strategic partnership, licensing, joint venture, collaboration, lending or other similar arrangements, or in connection with the acquisition or license by the Company of any business, products or technologies, so long as the aggregate amount of such issuances pursuant to this clause (iii) does not exceed 10% of the Company’s outstanding capital stock measured as of the closing of the sale of the Shares, including the Shares; and (iv) equity securities issued pursuant to employee benefit or purchase plans described or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus.

Notwithstanding the above, to the extent you are at such time providing research coverage to the Company and subject to the restrictions set forth in NASD Rule 2711(f)(4), if (1) during the last 17 days of the lock-up period, (A) the Company issues an earnings release or (B) material news or a material event relating to the Company occurs; or (2) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period following the last day of the lock-up period, then the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless Lehman Brothers Inc. or Rodman & Renshaw, LLC, as applicable, waives in writing, such extension.

It is understood that, if the Company at any time does not intend to proceed with the issuance and sale of shares of Common Stock to be sold in the Offering (the “Shares”) pursuant to the Placement Agency Agreement, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this letter agreement.

Very truly yours,

Sequenom, Inc.

By:
Name:
Title:

EXHIBIT D

MATTERS TO BE COVERED IN THE COMPANY COUNSEL LEGAL OPINION